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                                         Executed in 7 Parts
                                         Counterpart No. (   )

                            NATIONAL MUNICIPAL TRUST

                                   SERIES 193

                            REFERENCE TRUST AGREEMENT

          This Reference Trust Agreement dated November 19, 1998 among Prudential Securities Incorporated, as Depositor, The Chase Manhattan Bank, as Trustee, and Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Municipal Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated September 6, 1989, as amended. Such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                                WITNESSETH THAT:

          In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, and the Evaluator agree as follows:

                                     PART I.

            STANDARD TERMS AND CONDITIONS OF TRUST

          Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:

     A. Article I, entitled "Definitions" shall be amended to add the following numbered paragraphs and renumber the succeeding paragraphs accordingly:

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                  "1. "Additional Bonds" shall mean such Bonds (as defined
         herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement."

                  "2. "Additional Deposited Units" shall mean such Deposited Units (as defined herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement."

                  "3. "Additional Securities" shall mean such Securities (as defined herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are deposited in con- nection with an increase in the number of Units initially specified in a Reference Trust Agreement. "Additional Securities" may consist of "Additional Bonds" and/or "Additional Deposited Units."

                  "4. "Additional Units" shall mean such Units (as defined herein) as are issued in respect of Additional Securities."

                  "11. "Deferred Sales Charge" shall mean any deferred sales charge payable in accordance with the provisions of Section 3.15 hereof, as set forth in the prospectus for a Trust."

                  "32. "Supplemental Reference Trust Agreement" shall mean a document pursuant to which Additional Units are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement."

                  and to insert the following language in renumbered paragraph
         (6) defining "Bonds" after each reference to Reference Trust Agreement:

                  "and Supplemental Reference Trust Agreements"

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                  and to replace the last word in renumbered paragraph (6)
                  defining "Bonds" with the word "relate" and to insert the following language in renumbered paragraph (10) defining "Contract Bonds" after the reference to Reference Trust Agreement and redesignate the subsequent clause accordingly:

                           "(ii) Bonds listed in schedules of Supplemental Reference Trust Agreements"

                  and to add the following language to the end of renumbered paragraph (28) defining "Securities":

                           "deposited in trust and listed on a schedule attached to the Reference Trust Agreement or on any schedule of a Supplemental Reference Trust Agreement."

                  and to amend renumbered paragraph (33) defining "Trustee" as follows:

                           "Trustee shall mean The Chase Manhattan Bank, or any successor trustee appointed as hereinafter provided."

                  and to add the following language to the end of renumbered paragraph (36) defining "Unit":

                           "hereof and increased by the number of Additional Units created pursuant to Section 2.05 hereof."

         B. Article II, entitled "Deposit of Securities; Acceptance of Trust; Issuance of Units; Form of Certificates", shall be amended to add a new Section 2.05 entitled "Deposit of Additional Securities" to read as follows:

                           "From time to time and in the discretion of the Depositor, the Depositor may make deposits of Additional Securities duly endorsed in blank or accompanied by all necessary instruments

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                           of assignment and transfer in proper form (or
                           contracts to purchase Additional Securities and cash or an irrevocable letter of credit in an amount necessary to consummate the purchase of any Additional Securities pursuant to such contracts ("Additional Contract Securities")) and Cash (as defined below), if Cash is an asset of the Trust immediately prior to the supplemental deposit, provided that each deposit of Additional Securities and Cash, if any, deposited during the 90-day period following the first deposit of Securities in the Trust shall replicate, to the extent practicable as hereinafter provided, the Securities (including Contract Bonds) and shall exactly replicate Cash (other than Cash to be distributed only to the Sponsor or in respect of Units issued and outstanding prior to the deposit) held in the Trust immediately prior to each such deposit; and, provided further that each deposit of Additional Securities and Cash, if any, subsequent to such 90-day period shall exactly replicate the Securities (including Contract Bonds) and Cash (other than Cash to be distributed only to the Sponsor or in respect of Units issued and outstanding prior to the deposit) held in the Trust immediately prior to each such deposit. For purposes of this Section 2.05 Cash means cash on hand in the Trust and/or cash receivable by the Trust as of the date of the supplemental deposit in respect of a coupon date which has occurred on or before the date of such supplemental deposit, reduced by payables and accrued expenses on such date, but shall not include cash received on any Security which is allocable to the amount paid to the Unit Holders of record on the first settlement date for the Trust.

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                           Accordingly, for a deposit subsequent to the 90-day
                  period following the first deposit of Securities:

                           (1) Any Additional Bonds included in a deposit shall
                  be identical to Bonds held in the Trust immediately prior to the deposit and in face amounts such that (i) the face amount of Additional Bonds of a particular issue included in a deposit divided by (ii) the aggregate of the face amounts of all Additional Bonds included in the deposit results in a fraction which is the same as the fraction resulting from division of (iii) the aggregate face amount of the Bonds of the same issue held in the Trust divided by (iv) the aggregate face amount of all Bonds held in the Trust immediately prior to the deposit;

                           (2) Any deposit of Additional Securities shall be
                  accompanied by Cash in an amount bearing the same ratio to the aggregate face amount of all Additional Bonds in the deposit as the Cash held in the Trust immediately prior to the deposit bears to the aggregate face amount of all Bonds held in the Trust immediately prior to the deposit, exclusive of Cash held in the Trust and designated for distribution only to the Sponsor or with respect to Units issued and outstanding prior to the deposit; and

                           (3) Any Additional Deposited Units included in a
                  deposit shall be identical with Deposited Units then held in the Trust and shall be in numbers determined by multiplying the number of Deposited Units with respect to a particular prior series of the National Municipal Trust held in the Trust immediately prior to the deposit by the fraction obtained by dividing the face amount of all Additional Bonds included in the deposit by the face amount of all Bonds included in the Trust immediately prior to the deposit;

                  and for a deposit during the 90-day period following the first deposit of Securities in the Trust, the rules stated in paragraphs (1), (2) and (3) of this Section 2.05 shall apply ex-

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                  cept that any Additional Securities (including Additional
                  Contract Securities) need be only substantially similar (rather than identical to) Securities held in the Trust immediately prior to the deposit and the proportionality requirements need be met only to the extent practicable. Without limiting the generality of the phrase "to the extent practicable", if the Depositor specifies a minimum face amount of a Bond or minimum number of Deposited Units with respect to a particular trust to be included in a deposit and such minimum requirement cannot be met or if a Security identical to a Security held in the Trust is not readily obtainable, substitution of other substantially similar Securities (including Securities of an issue originally deposited) in order to meet the foregoing proportionality requirements shall be considered as a meeting of such requirements "to the extent practicable".

                  Each deposit of Additional Securities shall be listed in and made in accordance with a Supplementary Schedule to the Reference Trust Agreement stating the date of such deposit and the number of Additional Units being issued therefor. The execution by the Depositor in connection with the deposit of Additional Securities of a Supplementary Schedule to the Reference Trust Agreement shall constitute the approval by the Depositor as satisfactory in form and substance of the contracts to be entered into or assumed by the Trustee with regard to any Additional Securities listed on such Supplementary Schedule and authorization to the Trustee on behalf of the Trust to enter into or assume such contracts and otherwise to carry out the terms and provisions thereof or to take other appropriate action in order to complete the deposit of the Additional Securities covered thereby into the Trust."

         C. Article III, entitled "Administration of Trust", shall be amended as follows:

                  (i) Section 3.01 Initial Costs shall be amended to substitute the following language:

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                  Section 3.01. Initial Cost The costs of organizing the Trust and sale of the Trust Units shall, to the extent of the expenses reimbursable to the Depositor provided below, be borne by the Unit Holders, provided, however, that, to the extent all of such costs are not borne by Unit Holders, the amount of such costs not borne by Unit Holders shall be borne by the Depositor and, provided further, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. Upon notification from the Depositor that the primary offering period is concluded, the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units in an amount certified to the Trustee by the Depositor. If the balance of the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. The reimbursement provided for in this section shall be for the account of the Unitholders of record at the conclusion of the primary offering period and shall not be reflected in the computation of the Unit Value prior thereto. As used herein, the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust,

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                  SEC and state blue sky registration fees, the cost of the
                  initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section shall be reserved by the Trustee for such purpose and shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per-Unit amount allocable to Units tendered for redemption.

         (ii) section 3.05 Distribution shall be amended by replacing "$1.00" with "$5.00" in the first and last sentences of the third paragraph;

         (iii) section 3.05 shall be further amended to add the following paragraph after the end thereof: "On each Deferred Sales Charge payment date set forth in the prospectus for a Trust, the Trustee shall pay the account created pursuant to
                  Section 3.15 the amount of the Deferred Sales Charge pay- able on each such date as stated in the prospectus for a Trust. Such amount shall be withdrawn from the Principal Account and the Income Account from the amounts therein designated for such purpose or otherwise deducted from such accounts."

         (iv) sections 3.06 A(3) and 3.06B(3) shall be amended by adding the following: "and any Deferred Sales Charge and organization costs paid".

         (v) section 3.07 shall be amended by adding the following at the end thereof: "In or-

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                  der to pay the Deferred Sales Charge and the organization
                  costs, the Trustee shall sell or liquidate such an amount of Securities at such time and from time to time and in such manner as the Depositor shall direct such that the proceeds of such sale or liquidation shall be sufficient to pay the amount required to be paid to the Depositor pursuant to the Deferred Sales Charge program and pursuant to the organization cost disclosure as set forth in the prospectus for a Trust."

         (vi) section 3.14 Replacement Bond shall be amended by deleting from part (vi) of the second sentence the words "in the category A or better" and inserting after the word "organization" the words "in the same category as the Contract Bond which it replaces";

     D.   Section 3.15 shall be added as follows:

          Section 3.15. Deferred Sales Charge. If the Reference Trust Agreement and prospectus for a Trust specifies a Deferred Sales Charge, the Trustee shall, on the dates specified in and as permitted by the prospectus, withdraw from the Income Account or from the Principal Account, as directed by the Depositor, an amount per Unit specified in the prospectus and credit such amount to a special, non-Trust account maintained at the Trustee out of which the Deferred Sales Charge will be distributed to the Depositor. If the balances in the Income and Principal Accounts are insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Income Account or the Principal Account, sell Securities and credit the proceeds thereof to such special Depositor's Account or credit Securities in kind to such special Depositor's Account. Such directions shall identify the Securities, if any, to be sold or distributed in kind and shall contain, if the Trustee is directed by the Depositor to sell a Security, instructions as to execution of such sales. If a Unit Holder re-

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         deems Units prior to full payment of the Deferred Sales Charge, the
         Trustee shall, if so provided in the Reference Trust Agreement and prospectus, on the Redemption Date, withhold from the Redemption Price payment to such Unit Holder an amount equal to the unpaid portion of the Deferred Sales Charge as such amount is certified by the Depositor to the Trustee prior to the Redemption Date, upon which certification the Trustee shall be entitled to rely, and distribute such amount to such special Depositor's Account or, if the Depositor shall purchase such Unit pursuant to the terms of Section 5.02 hereof, the Depositor shall pay the Redemption Price for such Unit less the unpaid portion of the Deferred Sales Charge. The Depositor may at any time instruct the Trustee to distribute to the Depositor cash or Securities previously credited to the special Depositor's Account.

     E. Article VI, entitled "Trustee", section 6.01 General Definition of Trustee's Liabilities, Rights and Duties shall be amended as follows:

          (i)  Section 6.01(g) shall be amended by deleting the word
               "originally"

         (ii) Section 6.01(g) shall be amended by inserting the phrase "including supplemental deposits, if any, of Securities in the Trust" after the first reference to "Trust".

     F.   Article IX, entitled "Additional Covenants; Miscellaneous Provisions",
          Section 9.01 Amendments shall be amended as follows:

          (i)  To add the following phrase after the word "Indenture" in (1):

               "except as the result of the deposit of
               Additional Securities, as herein provided"

         (ii)  To add the following phrase after the word "Bonds" in (2):

               "except in the manner permitted by the In-denture as in effect on the first deposit of Securities".

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     G.   Reference to Standard & Poor's Corporation in its capacity as
          Evaluator is replaced by Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., throughout the Basic Agreement.

     H. Reference to Prudential-Bache Securities Inc. in its capacity as Sponsor is replaced by Prudential Securities Incorporated throughout the Basic Agreement.

     I. Reference to United States Trust Company of New York in its capacity as Trustee is replaced by The Chase Manhattan Bank throughout the Basic Agreement.

                                   PART II.

             SPECIAL TERMS AND CONDITIONS OF TRUST

          The following special terms and conditions are hereby agreed to:

          A.   The Trust is denominated National Municipal
Trust, Series 193 (the "National Trust").

          B. The interest-bearing obligations listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in trust under this Indenture.

          C. The term "Depositor" shall mean Prudential Securities Incorporated.

          D. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 10,000.

          E. A Unit is hereby declared initially equal to 1/10,000th.

          F. The term "First Settlement Date" shall mean November 25, 1998.

          G. The term "Computation Date" shall mean December 10, 1998.

          H. The term first "Distribution Date" shall mean December 25, 1998.

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          I. The term "Monthly Record Date" shall mean the tenth day of each month commencing January 10, 1999.

          J. The term "Monthly Distribution Date" shall mean the twenty-fifth day of each month following a Monthly Record Date commencing January 25, 1999.

          K. The Trust will terminate on the date of maturity, redemption, sale or other disposition of the last Security held in the Trust.

          L. The first distribution to Monthly Unit Holders will be a distribution in the amount of $2.05.

          M. For purposes of this Series -- National Municipal Trust, Series 193 -- the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series and such of the Special Terms and Conditions of Trust set forth herein as may be appropriate.

          N. The Sponsor's Annual Portfolio Supervision Fee shall be a maximum of $.25 per $1,000 principal amount of underlying Bonds.

          O. The Trustee's Annual Fee as set forth in the Indenture in Section
6.04 shall be $1.14 per $1,000 principal amount of Bonds under the monthly distribution option.

          P. The Units of the Trust shall be subject to a deferred sales charge.

          [Signatures and acknowledgments on separate pages]

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          The Schedule of Portfolio Securities in Part A of the prospectus included in this Registration Statement for Series 193 is hereby incorporated by reference herein as Schedule A hereto.